Exhibit 99.1

Strawberry Fields REIT Announces Third Quarter 2022 Operating Results

South Bend, IN. November 14, 2022 (PR Newswire) –

Strawberry Fields REIT, Inc. (OTCQX: STRW) reported today its operating results for the quarter ended September 30, 2022 on its Form 10-Q filed with the Securities and Exchange Commission (the “SEC”).

FINANCIAL HIGHLIGHTS AND RECENT EVENTS

As reflected in the Company’s Form 10-Q:

● 100% of contractual rents collected

● For the quarter ended September 30, 2022, and September 30, 2021:

FFO was $11.24 million and $9.51 million, respectively.

AFFO was $10.87 million and $10.42 million, respectively.

Net income was $9.25 million and $2.68 million, respectively.

Rental income received was $21.56 million and $20.63 million, respectively.

● For the nine-months ended September 30, 2022, and September 30, 2021:

FFO was $26.49 million and $25.01 million, respectively.

AFFO was $36.36 million and $32.07 million, respectively.

Net income was $9.27 million and $8.73 million, respectively.

Rental income received was $61.75 million and $57.11 million, respectively.

● On September 21, 2022 Strawberry Fields REIT, Inc. (the “Company”) began trading, under the symbol “STRW” on OTC Markets Group Inc. (“OTCQX”).

● The Company successfully re-leased its six central Illinois facilities. The Company entered into triple-net, leases for initial 10-year terms with affiliates of Bria Health Services (“Bria”). The leases provide for annual escalations of 1.5%. With the addition of these facilities, Bria consults for 17 facilities in Illinois totaling over 2,900 beds. Bria has a strong background in the skilled nursing industry: consulting, managing and leasing skilled nursing facilities for over 20 years. Bria is not an affiliate of the Company.

Moishe Gubin, Chairman & CEO comments: “We are excited to report that we had another strong quarter. Our tenants continue to perform well, which leads to the Company having stable and predictable cashflows. This stability should lead to strong shareholder returns in the future. We are also thrilled that we were able to begin trading on the OTCQX. It has been a team effort to get this done, and we are looking forward to beginning our journey as a public company and continued growth through the capital markets. Lastly, we are pleased to welcome Bria as a tenant. With their breadth of experience in the industry, we look forward to watching them succeed in those facilities.”

Gubin also added: “This is our first full quarter following the effectiveness of our Registration Statement, we are pleased to be filing our Form 10-Q in a timely manner.”

About Strawberry Fields REIT

Strawberry Fields REIT, Inc., is a self-administered real estate investment trust engaged in the ownership, acquisition, development and leasing of skilled nursing and certain other healthcare-related properties. The Company’s portfolio includes 79 healthcare properties, of which 78 are owned, located throughout the states of Arkansas, Illinois, Indiana, Kentucky, Michigan, Ohio, Oklahoma, Tennessee and Texas. The properties comprise 85 healthcare facilities, consisting of 74 stand-alone skilled nursing facilities, two dual-purpose facilities used as both skilled nursing facilities and long-term acute care hospitals, and three assisted living facilities.

Funds From Operations (“FFO”)

The Company believes that net income as defined by GAAP is the most appropriate earnings measure. We also believe that funds from operations (“FFO”), as defined in accordance with the definition used by the National Association of Real Estate Investment Trusts (“NAREIT”), and adjusted funds from operations (“AFFO”) are important non-GAAP supplemental measures of our operating performance. Because the historical cost accounting convention used for real estate assets requires straight-line depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time. However, since real estate values have historically risen or fallen with market and other conditions, presentations of operating results for a REIT that use historical cost accounting for depreciation could be less informative. Thus, NAREIT created FFO as a supplemental measure of operating performance for REITs that excludes historical cost depreciation and amortization, among other items, from net income, as defined by GAAP. FFO is defined as net income, computed in accordance with GAAP, excluding gains or losses from real estate dispositions, plus real estate depreciation and amortization. AFFO is defined as FFO excluding the impact of straight-line rent, above-/below-market leases, non-cash compensation and certain non-recurring items. For the nine and three months ended September 30, 2022 and 2021, we excluded as non-recurring items the amount of $10.9 million, $8.8 million, $0.8 million and $1.9 million, respectively, in reclassification of foreign currency transaction losses the Company recorded with respect to foreign currency fluctuations that the Company realized at the time of bond principal payment. We believe that the use of FFO, combined with the required GAAP presentations, improves the understanding of our operating results among investors and makes comparisons of operating results among REITs more meaningful. We consider FFO and AFFO to be useful measures for reviewing comparative operating and financial performance because, by excluding the applicable items listed above, FFO and AFFO can help investors compare our operating performance between periods or as compared to other companies.

While FFO and AFFO are relevant and widely used measures of operating performance of REITs, they do not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating our liquidity or operating performance. FFO and AFFO also do not consider the costs associated with capital expenditures related to our real estate assets nor do they purport to be indicative of cash available to fund our future cash requirements. Further, our computation of FFO and AFFO may not be comparable to FFO and AFFO reported by other REITs that do not define FFO in accordance with the current NAREIT definition or that interpret the current NAREIT definition or define AFFO differently than we do.

The following table reconciles our calculations of FFO and AFFO for the nine and three months ended September 30, 2022 and 2021, to net income, the most directly comparable GAAP financial measure, for the same periods (in thousands):

FFO and AFFO

	Nine Months Ended September 30,		Three Months Ended September 30,
	2022	2021	2022	2021
(dollars in $1,000s)		(Predecessor)		(Predecessor)
Net income	$9,272	$8,730	$9,250	$2,682
Depreciation and amortization	21,657	20,126	7,092	6,826
(Credit) Provision for doubtful accounts*	(4,437)	-	(5,100)	-
Gain from Sale of Real Estate Investments	-	(3,842)	-	-
Funds from Operations	26,492	25,014	11,242	9,508
Adjustments to FFO:
Straight-line rent	(2,138)	(1,724)	(2,284)	(1,022)
Straight-line rent receivable write-off**	1,075	-	1,075	-
Foreign currency transaction loss	10,932	8,775	833	1,931
Funds from Operations, as Adjusted	$36,361	$32,065	$10,866	$10,417

* The Company recovered $4.4 million with respect to foreclosure sales of assets in Massachusetts.

** The Company recognized a loss of $1,075,000 in the second quarter of 2022 due to the write-off of straight-line rent receivables related to the Western Illinois facilities

Safe Harbor Statement:

Certain statements in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Those forward-looking statements include all statements that are not historical statements of fact and those regarding our intent, belief or expectations, including, but not limited to, statements regarding: future financing plans, business strategies, growth prospects and operating and financial performance; expectations regarding the making of distributions and the payment of dividends; and compliance with and changes in governmental regulations.

Words such as “anticipate(s),” “expect(s),” “intend(s),” “plan(s),” “believe(s),” “may,” “will,” “would,” “could,” “should,” “seek(s)” and similar expressions, or the negative of these terms, are intended to identify such forward-looking statements. These statements are based on management’s current expectations and beliefs and are subject to a number of risks and uncertainties that could lead to actual results differing materially from those projected, forecasted or expected. Although we believe that the assumptions underlying the forward-looking statements are reasonable, we can give no assurance that our expectations will be attained. Factors which could have a material adverse effect on our operations and future prospects or which could cause actual results to differ materially from our expectations include, but are not limited to: (i) the COVID-19 pandemic and the measures taken to prevent its spread and the related impact on our business or the businesses of our tenants; (ii) the ability and willingness of our tenants to meet and/or perform their obligations under the triple-net leases we have entered into with them, including, without limitation, their respective obligations to indemnify, defend and hold us harmless from and against various claims, litigation and liabilities; (iii) the ability of our tenants to comply with applicable laws, rules and regulations in the operation of the properties we lease to them; (iv) the ability and willingness of our tenants to renew their leases with us upon their expiration, and the ability to reposition our properties on the same or better terms in the event of nonrenewal or in the event we replace an existing tenant, as well as any obligations, including indemnification obligations, we may incur in connection with the replacement of an existing tenant; (v) the availability of and the ability to identify (a) tenants who meet our credit and operating standards, and (b) suitable acquisition opportunities, and the ability to acquire and lease the respective properties to such tenants on favorable terms; (vi) the ability to generate sufficient cash flows to service our outstanding indebtedness; (vii) access to debt and equity capital markets; (viii) fluctuating interest rates; (ix) the ability to retain our key management personnel; (x) the ability to maintain our status as a real estate investment trust (“REIT”); (xi) changes in the U.S. tax law and other state, federal or local laws, whether or not specific to REITs; (xii) other risks inherent in the real estate business, including potential liability relating to environmental matters and illiquidity of real estate investments; and (xiii) any additional factors included under “Risk Factors” in our Registration Statement on Form 10 dated July 12, 2022, including in the section entitled “Risk Factors” in Item 1A of Part I of such report, as such risk factors may be amended, supplemented or superseded from time to time by other reports we file with the SEC.

Forward-looking statements speak only as of the date of this press release. Except in the normal course of our public disclosure obligations, we expressly disclaim any obligation to release publicly any updates or revisions to any forward-looking statements to reflect any change in our expectations or any change in events, conditions or circumstances on which any statement is based.

Non-GAAP Financial Measures

Reconciliations, definitions and important discussions regarding the usefulness and limitations of the Non-GAAP Financial Measures used in this release can be found in our Form 10-Q for the quarter ended September 30, 2022.

Investor Relations:

Strawberry Fields REIT, Inc.

IR@sfreit.com

+1 (773) 747-4100